As filed with the Securities and Exchange Commission on May 16, 2002
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
                             Registration Statement
                        Under The Securities Act Of 1933
                                 ---------------

                                 CRIIMI MAE INC.
             (Exact name of registrant as specified in its charter)

             Maryland                                    52-1622022
 (State or other jurisdiction of                      (I.R.S. employer
  incorporation or organization)                    identification number)

                              11200 Rockville Pike
                            Rockville, Maryland 20852
          (Address, including zip code, of principal executive offices)
                                 ---------------

                           CRIIMI MAE Management, Inc.
                                 Retirement Plan
                            (Full title of the Plan)
                                 ---------------

                               William B. Dockser
                              11200 Rockville Pike
                            Rockville, Maryland 20852
                                 (301) 816-2300
 (Name, address and telephone number, including area code, of agent for service)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                      Proposed            Proposed
                Title of                       Amount                 Maximum             Maximum            Amount of
               Securities                       to be              Offering Price    Aggregate Offering   Registration Fee
            to be Registered                 Registered               Per Share            Price
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      25,000 shares (1)         $5.11 (2)       $127,750.00 (2)        $11.75
--------------------------------------------------------------------------------------------------------------------------
Interests in Plan (3)                           N/A (3)                 N/A                 N/A                 N/A
==========================================================================================================================

(1) Estimated maximum aggregate number of shares of CRIIMI MAE Inc. (the "Company") common stock purchasable with employee and employer contributions under the CRIIMI MAE Management, Inc. Retirement Plan (the "Plan") during the next 12 months.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and (c) based on the average of the high and low prices of the Company common stock on May 9, 2002.

(3) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan described herein. This Registration Statement also covers the related interests in the trust created pursuant to the Plan. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.

                                EXPLANATORY NOTE

     As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the registration statement relating to the CRIIMI MAE Management, Inc. Retirement Plan (Registration No. 333-68106).


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     The following  documents are incorporated by reference in this Registration
Statement:

1. The Annual Report of the CRIIMI MAE Management, Inc. Retirement Plan, on Form 11-K for the fiscal year ended December 31, 2001, filed pursuant to
     Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

4.   Current Report on Form 8-K filed January 25, 2002.

5.   Current Report on Form 8-K filed February 13, 2002.

6.   Current Report on Form 8-K filed March 22, 2002.

7.   Current Report on Form 8-K filed May 10, 2002.

8.   Current Report on Form 8-K filed May 16, 2002.


     All documents filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

     Under Maryland law, a corporation formed under Maryland law is permitted to limit, by provisions in its articles of incorporation, the liability of its directors and officers to the corporation or its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's Articles of Incorporation include such a provision which limits such liability to the fullest extent permitted by Maryland law.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers, and may indemnify other persons who may be indemnified, to the fullest extent permitted by Maryland law against any liability and related expenses (including attorneys' fees) incurred in conjunction with any proceeding or threatened proceeding in which any of them may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Company's business. The Company has purchased and maintains liability insurance against liabilities that may be asserted against such persons in connection with the Company, whether or not indemnification against such liabilities would be permitted under the provisions of the Company's Articles of Incorporation.

     Section 2-418 of the General Corporation Law of the State of Maryland provides, together with the Bylaws described above, for the indemnification of directors, officers and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursements of expenses incurred) arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

     Not applicable.

Item 8.  Exhibits.
------------------

Exhibit No.                            Description of Exhibit
-----------                            ----------------------

4.1 Dividend Reinvestment and Stock Purchase Plan between CRIIMI MAE Inc. and shareholders (incorporated by reference from the registration statement on Form S-3A filed with the Commission on December 9, 1997).

4.2 Prospectus dated July 8, 1998 whereby CRIIMI MAE Inc. offers participation in its Dividend Reinvestment and Stock Purchase Plan (incorporated by reference from Form S-3 filed with the Commission on July 9, 1998).

4.3 Registrant's Second Amended and Restated Stock Option Plan for Key Employees (incorporated by reference herein to Exhibit G to Exhibit
          99.6 to the Registrant's Current Report on Form 8-K filed with the Commission on September 22, 2000).

4.4 Intercreditor Agreement, dated as of April 17, 2001, among Merrill Lynch International, acting through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank Minnesota, National Association, acting as trustee under two Indentures relating to the Series A Notes and Series B Notes (incorporated by reference to
          Exhibit 4.1 to Form 8-K filed with the Commission on June 1, 2001).

4.5 Indenture, dated as of April 17, 2001, and all exhibits and schedules thereto, by and between CRIIMI MAE Inc. and Wells Fargo Bank Minnesota, National Association, as trustee relating to the Series A Notes (incorporated by reference to Exhibit T3C to Amendment No. 2 to Form T-3 relating to Series A Notes Indenture filed with the Commission on April 13, 2001).

4.6 Indenture, dated as of April 17, 2001, and all exhibits and schedules thereto, by and between CRIIMI MAE Inc. and Wells Fargo Bank Minnesota, National Association, as trustees relating to the Series B Notes (incorporated by reference to Exhibit T3C to Amendment No. 2 to Form T-3 relating to Series B Notes Indenture filed with the Commission on April 13, 2001).

4.7 Registrant's 2001 Stock Incentive Plan (incorporated by reference to Annex B to Definitive Proxy Statement filed with the Commission on August 16, 2001).

4.8 Rights Agreement, dated as of January 23, 2002 between CRIIMI MAE Inc. and Registrar and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the Commission on January 25, 2002).

4.9       First  Amendment  to  the  Rights   Agreement  dated  March  14,  2002
          (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on March 22, 2002).

23.1*     Consent of Arthur Andersen LLP.

23.2*     Consent of Arthur Andersen LLP.

24        Power of Attorney  (included  on signature  page of this  Registration
          Statement).

*Filed herewith.

Item 9.  Undertakings.
----------------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes that it has submitted the Plan and any amendments thereto, and will submit any future amendments, to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on May 16, 2002.

                                                     CRIIMI MAE INC.

                                                By:/s/ William B. Dockser
                                                   ---------------------------
                                                   William B. Dockser
                                                   Chairman of the Board and
                                                   Principal Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of CRIIMI MAE Inc., hereby constitute and appoint William B. Dockser and H. William Willoughby, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

                   Name                                          Title                               Date
                   ----                                          -----                               ----
/s/ William B. Dockser                             Chairman of the Board and Principal            May 16, 2002
------------------------------------                        Executive Officer
William B. Dockser

/s/ H. William Willoughby                           Director, President and Secretary             May 16, 2002
------------------------------------
H. William Willoughby

/s/ Cynthia O. Azzara                               Senior Vice President, Chief Financial        May 16, 2002
------------------------------------                        Officer and Treasurer
Cynthia O. Azzara

/s/ Robert J. Merrick                                           Director                          May 16, 2002
------------------------------------
Robert J. Merrick

/s/ John R. Cooper                                              Director                          May 16, 2002
------------------------------------
John R. Cooper

/s/ Donald C. Wood                                              Director                          May 16, 2002
------------------------------------
Donald C. Wood

         Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on May 16, 2002.



                                                CRIIMI MAE MANAGEMENT, INC.
                                                Retirement Plan


                                                By:/s/ William B. Dockser
                                                   ---------------------------
                                                   William B. Dockser
                                                   Chairman of the Board and
                                                   Principal Executive Officer

                                  EXHIBIT INDEX


Exhibit No.                            Description of Exhibit
-----------                            ----------------------

4.1 Dividend Reinvestment and Stock Purchase Plan between CRIIMI MAE Inc. and shareholders (incorporated by reference from the registration statement on Form S-3A filed with the Commission on December 9, 1997).

4.2 Prospectus dated July 8, 1998 whereby CRIIMI MAE Inc. offers participation in its Dividend Reinvestment and Stock Purchase Plan (incorporated by reference from Form S-3 filed with the Commission on July 9, 1998).

4.3 Registrant's Second Amended and Restated Stock Option Plan for Key Employees (incorporated by reference herein to Exhibit G to Exhibit
          99.6 to the Registrant's Current Report on Form 8-K filed with the Commission on September 22, 2000).

4.4 Intercreditor Agreement, dated as of April 17, 2001, among Merrill Lynch International, acting through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank Minnesota, National Association, acting as trustee under two Indentures relating to the Series A Notes and Series B Notes (incorporated by reference to
          Exhibit 4.1 to Form 8-K filed with the Commission on June 1, 2001).

4.5 Indenture, dated as of April 17, 2001, and all exhibits and schedules thereto, by and between CRIIMI MAE Inc. and Wells Fargo Bank Minnesota, National Association, as trustee relating to the Series A Notes (incorporated by reference to Exhibit T3C to Amendment No. 2 to Form T-3 relating to Series A Notes Indenture filed with the Commission on April 13, 2001).

4.6 Indenture, dated as of April 17, 2001, and all exhibits and schedules thereto, by and between CRIIMI MAE Inc. and Wells Fargo Bank Minnesota, National Association, as trustees relating to the Series B Notes (incorporated by reference to Exhibit T3C to Amendment No. 2 to Form T-3 relating to Series B Notes Indenture filed with the Commission on April 13, 2001).

4.7 Registrant's 2001 Stock Incentive Plan (incorporated by reference to Annex B to Definitive Proxy Statement filed with the Commission on August 16, 2001).

4.8 Rights Agreement, dated as of January 23, 2002 between CRIIMI MAE Inc. and Registrar and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A filed with the Commission on January 25, 2002).

4.9       First  Amendment  to  the  Rights   Agreement  dated  March  14,  2002
          (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on March 22, 2002).

23.1*     Consent of Arthur Andersen LLP.

23.2*     Consent of Arthur Andersen LLP.

24        Power of Attorney  (included  on signature  page of this  Registration
          Statement).

*Filed herewith.

                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 21, 2002 included in CRIIMI MAE Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this Registration Statement.




/s/Arthur Andersen LLP
Vienna, Virginia
May 14, 2002

                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 10, 2002 included in the CRIIMI MAE Management, Inc. Retirement Plan's Form 11-K for the year ended December 31, 2001 and to all references to our Firm included in this Registration Statement.





/s/Arthur Andersen LLP
Vienna, Virginia
May 14, 2002

                                                                SEC COVER LETTER

                                  May 16, 2002

VIA EDGAR
---------

U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

     Re: Registration Statement on Form S-8 of CRIIMI MAE Inc.

Ladies and Gentlemen:

     With this letter, CRIIMI MAE Inc. (the "Company") is filing with the Securities and Exchange Commission by EDGAR a registration statement on Form S-8 under the Securities Act of 1933, as amended, relating to the issuance, from time to time, of up to 25,000 shares of the Company's common stock pursuant to the terms of the CRIIMI MAE Management, Inc. Retirement Plan. The $11.75 registration fee for this Form S-8 should be deducted from the Company's outstanding registration fee credit balance.

     If you have any questions with respect to this filing, please do not hesitate to call the undersigned at (301) 816-2300.

                                Very truly yours,

                               /s/ William B. Dockser
                               ----------------------
                               William B. Dockser
                               Chairman of the Board

Enclosure